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                                                                    Exhibit 11.1


                        WESLEY JESSEN VISIONCARE, INC.

                   COMPUTATION OF EARNINGS (LOSS) PER SHARE
                   (in thousands, except per share amounts)
                                  (Unaudited)

                                                                Year Ended December 31,
                                                        ----------------------------------------
                                                          1998            1997            1996
                                                        --------        --------         -------

Computation of basic net income (loss) per share:

Net income (loss)                                       $ 29,597        $  3,298        $ (2,742)
                                                        ========        ========        ========
Weighted average common shares outstanding                17,432          16,898          14,638
Basic net income (loss) per share                       $   1.70        $   0.20        $  (0.19)
                                                        ========        ========        ========

Computation of diluted net income (loss) per share:

Net income (loss)                                       $ 29,597        $  3,298        $ (2,742)
                                                        ========        ========        ========
Weighted average common shares outstanding                17,432          16,898          14,638
Net additional shares issuable in connection with
  stock options pursuant to the treasury stock method      1,472           1,553               -
                                                        --------        --------        --------
Diluted weighted average common shares outstanding        18,904          18,451          14,638
                                                        ========        ========        ========
Diluted net income (loss) per share                     $   1.57        $   0.18        $  (0.19)
                                                        ========        ========        ========
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